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                   [HARNEY, WESTWOOD & RIEGELS LETTERHEAD]

                                                                    EXHIBIT 23.6



Your Ref:
                RAP/jbt/002-3468.02                            29th August, 1996
Our Ref:


Dransfield China Paper Corporation,
C/O P.O. Box 71,
Road Town, Tortola,
British Virgin Islands.

Dear Sirs,

RE: DRANSFIELD CHINA PAPER CORPORATION

We hereby consent to the inclusion of the name of this firm as an expert in Registration Statement S-1 and Registration Statement S-4.

Yours faithfully,
HARNEY, WESTWOOD & RIEGELS

/s/ Richard A. Peters

Richard A. Peters



                                                                    Exhibit 23.6
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